UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 6, 2015

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

                           Seattle, WA 98101

(Address of principal executive offices and zip code)

                              (800) 977-5255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2015, GrowLife, Inc., a Delaware corporation (the “Company”), entered into and closed a Securities Purchase Agreement and related agreements (the “Transaction Documents”) with an accredited investor (the “Purchaser”) whereby the Company agreed to sell, and the Purchaser agreed to purchase a $100,000 senior secured convertible, redeemable debenture (the “Debenture”), and the Company agreed to issue and sell to the Purchaser, from time to time, and the Purchaser agreed to purchase from the Company up to $3,000,000 of the Company’s common stock pursuant to a Committed Equity Facility (collectively, the “Transaction”).  The closing of the Transaction occurred on August 6, 2015 (the “Closing”).

In consideration for advisory services provided by Purchaser to the Company prior to the Closing (the “Advisory Fee”), the Company paid to Purchaser a fee by issuing to Purchaser 5,000,000 shares of Common Stock at $0.02 per share equal to $100,000 (the “Advisory Fee Shares”).  The Advisory Fee Shares were valued at price equal to the lowest volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the issuance. The Advisory Fee Shares are subject to adjustment as provided in the Securities Purchase Agreement.  The Company also paid certain transaction, due diligence and document review and legal fees in connection with the Transaction.

The Company entered into a Debenture dated August 6, 2015 with the Purchaser whereby the Purchaser purchased $100,000 in a senior secured, convertible, redeemable debenture from the Company in exchange for $100,000 USD.  The Company promised to pay Purchaser, by no later than August 6, 2016 (the “Maturity Date”) the outstanding principal together with interest on the outstanding principal amount under the Debenture, at the rate of eighteen percent (18%) per annum simple interest. The Debenture is convertible only at the option of Purchaser upon an event of default at a conversion price of ninety percent (90%) of the lowest of the average daily volume weighted average price of the Company’s Common Stock during the five (5) trading days immediately prior to the conversion date.

In addition, the Company entered into a Committed Equity Facility, dated August 6, 2015, with the Purchaser in which the Company agreed to issue and sell to the Purchaser, from time to time, and the Purchaser agreed to purchase from the Company up to $3,000,000 of the Company’s common stock.  At any time during the duration of the agreement and after the Company has an effective registration statement outstanding, the Company can require the Purchaser to purchase shares of its common stock which will be sold by Purchaser with the net proceeds provided to the Company, subject to the terms and conditions set forth in the Committed Equity Facility.

To facilitate the Committed Equity Facility, the Company has granted the Purchaser certain registration rights pursuant to a Registration Rights Agreement dated August 6, 2015 whereby the Company will file a registration statement no later than seventy-five (75) days from the date of the Committed Equity Facility to facilitate the purchase and sale of the common stock under the Committed Equity Facility.

The Company’s obligation to repay the Debenture disclosed herein as well as the Debenture entered into by and between the Company and Purchaser on July 9, 2015, are secured by security agreements, guaranty agreements and pledge agreements previously disclosed on the Company’s Current Report on Form 8-K  filed July 16, 2015 and incorporated herein by reference. The Company has additionally entered into an Authorization Agreement, dated August 6, 2015, with Purchaser whereby scheduled re-payments to the Purchaser will be debited from the Company’s account according to the payment schedule of both the Debenture disclosed herein and the Debenture previously entered into on July 9, 2015.

The foregoing descriptions of the Securities Purchase Agreement, Debenture, Committed Equity Facility, Registration Rights Agreement, Authorization Agreement and related documentation are qualified in their entirety by reference to the full text of the Transaction Documents, copies of which are attached to this Current Report on Form 8-K as exhibits and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Transaction were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated August 6, 2015, entered into by and among GrowLife, Inc., its subsidiaries, and Purchaser.

10.2	Senior Secured, Convertible, Redeemable Debenture entered, dated August 6, 2015, entered into by and among GrowLife, Inc., its subsidiaries, and Purchaser.

10.3	Committed Equity Facility, dated August 6, 2015, entered into by and between GrowLife, Inc. and Purchaser.

10.4	Registration Rights Agreement, dated August 6, 2015, entered into by and between GrowLife, Inc. and Purchaser.

10.5	Authorization Agreement, dated August 6, 2015, entered into by and among GrowLife, Inc., its subsidiaries and Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: August 12, 2015	By:	/s/ Marco Hegyi
Marco Hegyi
President